                  ENTERGY CORPORATION
                PRO FORMA BALANCE SHEET
                   SEPTEMBER 30, 1996
                      (Unaudited)
                                                                          Adjustments to Reflect
                                                                           Transactions Proposed
                                                          ----------------------------------------------------------
                                                                     Before        In Present               After
                         ASSETS                                 Transaction            Filing         Transaction
                                                                 ---------         ---------           ---------
                                                                               (In Thousands)


Investment in wholly owned subsidiaries                    $      6,711,895                         $   6,711,895
                                                                  ---------         ---------           ---------
Current Assets:
  Cash and cash equivalents:
    Cash                                                                 23                                    23
    Temporary cash investments - at cost,
      which approximates market                                      24,783                                24,783
                                                                  ---------         ---------           ---------
           Total cash and cash equivalents                           24,806                                24,806
  Notes receivable - associated companies                             8,952                                 8,952
  Accounts receivable - associated companies                          1,263                                 1,263
  Interest receivable                                                   516                                   516
  Other                                                              19,338                                19,338
                                                                  ---------         ---------           ---------
            Total                                                    54,875                                54,875
                                                                  ---------         ---------           ---------
Deferred Debits and Other Assets:                                    77,176                                77,176
                                                                  ---------         ---------           ---------
            TOTAL                                              $  6,843,946        $        -        $  6,843,946
                                                                  =========         =========           =========

                  ENTERGY CORPORATION
                PRO FORMA BALANCE SHEET
                   SEPTEMBER 30, 1996
                      (Unaudited)
                                                                              Adjustments to Reflect
                                                                              Transactions Proposed
                                                                     Before        In Present               After
             CAPITALIZATION AND LIABILITIES                     Transaction            Filing         Transaction
                                                                  ---------         ---------           ---------

                                                                               (In Thousands)


Capitalization:
  Common stock, $.01 par value, authorized
    500,000,000 shares; issued 231,455,342
    shares                                                 $          2,315                            $    2,315
  Paid-in capital                                                 4,240,038                             4,240,038
  Retained earnings                                               2,406,339                             2,406,339
  Cumulative foreign currency translation                            20,670                                20,670
  Less - treasury stock (1,973,468 shares)                           59,627                                59,627
                                                                  ---------         ---------           ---------

          Total common shareholders' equity                       6,609,735                             6,609,735
                                                                  ---------         ---------           ---------

Current Liabilities:
  Notes payable                                                     120,000                               120,000
  Accounts payable:
    Associated companies                                              1,473                                 1,473
    Other                                                               777                                   777
  Other                                                              12,991                                12,991
                                                                  ---------         ---------           ---------
          Total                                                     135,241                               135,241

Deferred Credit and Noncurrent Liabilities                           98,970                                98,970
                                                                  ---------         ---------           ---------
          Total                                                      98,970                                98,970
                                                                  ---------         ---------           ---------

          TOTAL                                            $      6,843,946       $                  $  6,843,946
                                                                  =========         =========           =========

                  ENTERGY CORPORATION
             PRO FORMA STATEMENT OF INCOME
         TWELVE MONTHS ENDED SEPTEMBER 30, 1996
                      (Unaudited)

                                                                              Adjustments to Reflect
                                                                              Transactions Proposed
                                                                     Before        In Present               After
                                                                Transaction            Filing         Transaction
                                                                  ---------         ---------           ---------
                                                                            (In Thousands)


Revenues:
  Equity in income of subsidiaries                              $   432,914                           $   432,914
  Interest on temporary investments                                   5,678                                 5,678
                                                                  ---------         ---------           ---------
       Total                                                        438,592                               438,592
                                                                  ---------         ---------           ---------

Expenses
  Administrative and general expenses                                56,860                                56,860
  Income taxes                                                      (13,723)                              (13,723)
  Interest                                                            9,474                                 9,474
Taxes other than income                                               1,082                                 1,082
                                                                  ---------         ---------           ---------
        Total                                                        53,693                                53,693
                                                                  ---------         ---------           ---------

Net Income                                                       $  384,899         $     -            $  384,899
                                                                  =========         =========           =========

                  ENTERGY CORPORATION
        PRO FORMA STATEMENT OF RETAINED EARNINGS
         TWELVE MONTHS ENDED SEPTEMBER 30, 1996
                      (Unaudited)

                                                              Adjustments to Reflect
                                                              Transactions Proposed
                                                                     Before        In Present               After
                                                                Transaction            Filing         Transaction
                                                                  ---------         ---------           ---------
                                                                               (In Thousands)
                   RETAINED EARNINGS

Retained Earnings - Beginning of period                    $      2,431,020                            $2,431,020
Add
  Net Income                                                        384,899                               384,899
                                                                  ---------         ---------           ---------
               Total                                              2,815,919                             2,815,919
                                                                  ---------         ---------           ---------


  Deduct:
   Dividends declared on common stock                               410,394                               410,394
   Capital stock and other expenses                                    (814)                                 (814)
                                                                  ---------         ---------           ---------
               Total                                                409,580                               409,580
                                                                  ---------         ---------           ---------


Retained Earnings - End of period                          $      2,406,339         $                 $ 2,406,339
                                                                  =========         =========           =========


                    PAID-IN CAPITAL

Paid-in Capital - Beginning of period                      $      4,201,435                $            4,201,435
  Add:
    Gain/(Loss) on the reacquisition of
         preferred stock and others                                   2,291                                 2,291
    Issuance of stock related to ESIP                                (3,002)                               (3,002)
    Common stock issuance                                            36,857                                36,857
                                                                  ---------         ---------           ---------
            Total                                                    36,146                                36,146
                                                                  ---------         ---------           ---------

  Deduct:
     Capital stock discounts and other expenses - net                (2,457)                               (2,457)
                                                                  ---------         ---------           ---------
            Total                                                    (2,457)                               (2,457)
                                                                  ---------         ---------           ---------

Paid-in Capital - End of period                            $      4,240,038          $                 $4,240,038
                                                                  =========         =========           =========